                                                                    Exhibit 4(e)

     This Warrant and any shares acquired upon the exercise of this Warrant (i) have not been registered under the Securities Act of 1933, as amended, and may not be transferred in the absence of such registration or an exemption therefrom under such Act, except under circumstances where neither such registration nor such an exemption is required by law and (ii) are subject to the provisions of a Registration and Liquidity Rights Agreement, dated as of May 15, 1989, and as amended from time to time, between ICF Kaiser International, Inc. (formerly American Capital and Research Corporation and ICF International, Inc.) the several Purchasers named in Schedule I thereto, and a copy of such Registration and Liquidity Rights Agreement is on file at the principal office of ICF Kaiser International, Inc. Any transferee of this Warrant, by such transferee's acceptance thereof, takes subject to certain agreements by the holder of this Warrant contained herein.



                        ICF KAISER INTERNATIONAL, INC.
              (formerly AMERICAN CAPITAL AND RESEARCH CORPORATION
                         and ICF INTERNATIONAL, INC.)


                             Amended and Restated
                         Common Stock Purchase Warrant
                             Expiring May 15, 1999



                                                                 May 31,1989
                                                             (As amended through
                                                             January 11, 1994)


No. W-_____
Private Placement No. 02489*114



     ICF KAISER INTERNATIONAL, INC. (formerly American Capital and Research Corporation and ICF International, Inc.), a Delaware corporation (herein, together with its successors and assigns, the "Company"), for value received,
                                               -------
hereby certifies that _______________________________, or registered assigns, is entitled to purchase from the Company, at any time or from time to time prior to 5 p.m., New York City time, on May 15, 1999, ______ duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of the Company, par value $0.01 per share (the "Common Stock"), determined as provided herein, at a
                            ------------
purchase price of $6.87 per share, all subject to the terms, conditions and adjustments set forth below in this Warrant.

     This Warrant is one of the Common Stock Purchase Warrants (the "Warrants",
                                                                     --------
such term to include all Warrants issued in exchange therefor or in substitution thereof) originally issued by the Company in connection with the issuance and sale by the

Company of $30,000,000 in aggregate principal amount of its 13.50%
Senior Subordinated Notes due 1999 (the "Notes", such term to include all Notes
                                         -----
issued in exchange therefor and in substitution thereof), pursuant to the Purchase Agreement, dated as of May 15, 1989 as amended from time to time, the "Purchase Agreement"), between the Company and the several purchasers of the
 ------------------
Notes named therein (each a "Purchaser" and, together, the "Purchasers").
                             ---------                      ----------
Copies of the Purchase Agreement are on file at the princial office of the Company at 9300 Lee Highway, Fairfax, Virginia 22031. The Warrants originally so issued (as amended through January 11, 1994 and to the extent such Warrants remain outstanding on such date) evidence rights to purchase an aggregate of 275,088 shares of Common Stock of the Company, subject to adjustment as provided herein. The Warrants shall be issued only in registered form. Certain capitalized terms used in this Warrant are defined in section 13; capitalized terms used herein and not defined are defined in the Purchase Agreement. References in this Warrant to a particular "section" are, unless otherwise specified, to that section of this Warrant.

          1.   Exercise of Warrant.  1.1.  Manner of Exercise.  This Warrant may
               -------------------         ------------------
be exercised by the holder hereof, in whole or in part, during normal business hours on any Business Day, upon five Business Days' notice (the "Exercise
                                                                 --------
Notice") by the holder hereof to the Company and by surrender of this Warrant to
- ------
the Company at the principal office of the Company, accompanied by a subscription in substantially the form annexed hereto, specifying the number of shares of Common Stock (or Other Securities) for which this Warrant is then to be exercised, duly executed by such holder and by payment, in cash or by certified or official bank check payable to the order of the Company or by the application of certain securities in the manner provided in section 1.5 (or by any combination of such methods), in the amount obtained by multiplying (x) the
                                                                         -
number of shares of Common Stock (without giving effect to any adjustment therein) by (y) $6.87, whereupon such holder shall be entitled to receive the
             -
number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) determined as provided in sections 2 through 6.

          1.2. When Exercise Effective.  Each exercise of this Warrant shall be
               -----------------------
deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to the Company upon the expiration of the notice period of five Business Days as provided in section 1.1, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise as provded in section 1.3 shall be deemed to have become the holder or holders of record thereof.

          1.3. Delivery of Stock Certificates, etc.  As soon as practicable
               -----------------------------------
after the exercise of this Warrant, in whole or in part, and in any event within five Business Days thereafter, the

Company at its expense (including the payment by it of any applicable issuance taxes) will cause to be issued in the name of and delivered to the holder hereof or, subject to section 8, as such holder (upon payment by such holder of any applicable transfer taxes) may direct,

               (a) a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount equal to the same fraction of the Market Price per share on the Business Day next preceding the date of such exercise, and

               (b) in case such exercise is in part only, a new Warrant or Warrants of like tenor, dated the date hereof, calling in the aggregate on the face or faces thereof for issuance of the number of shares of Common Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares so designated by such holder upon such exercise as provided in section 1.1.

          1.4. Company to Reaffirm Obligations.  The Company will, at the time
               -------------------------------
of each exercise of this Warrant, upon the request of the holder hereof, acknowledge in writing its continuing obligation to afford to such holder all rights to which such holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant; provided, however, that if the holder
                                           --------  -------
of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford such rights to such holder.

          2.   Adjustment of Common Stock Issuable upon Exercise.  2.1.
               -------------------------------------------------
Number of Shares.  The number of shares of Common Stock which the holder of any
- ----------------
Warrant shall be entitled to receive upon each exercise thereof shall be determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this section 2) be issuable upon such exercise, as designated by the holder thereof, by a fraction of which (a) the
                                                                       -
numerator is $6.87 and (b) the denominator is the Warrant Price (as defined
                        -
below) in effect on the date of such exercise. The Warrant Price as of January 11, 1994 shall be $6.87, shall be adjusted and readjusted from time to time as provided in this section 2.1, and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this section 2.

          2.2. Adjustment of Warrant Price.  (a) Issuance of Additional Shares
               ---------------------------       -----------------------------
of Common Stock.  In case the Company, at any time or from time to time on or
- ---------------
after January 11, 1994, shall
issue or sell Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to section 2.3 or 2.4) without consideration or for a consideration per share less than the greater of the Current Market Price in respect of such class of stock and the Warrant Price in effect immediately prior to such issuance or sale, then, and in each such case, subject to section 2.8, such Warrant Price shall be reduced, concurrently with such issuance or sale, to an amount (calculated to the nearest .01 of a cent) determined by multiplying such Warrant Price by a fraction:

               (i)  the numerator of which shall be (A) the number of shares of
                                                     -
          Common Stock outstanding immediately prior to such issuance or sale, plus (B) the number of shares of Common Stock which the aggregate
                -
          consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at the greater of such Current Market Price and such Warrant Price, and

               (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issuance or sale;

provided, however, that for the purposes of this section 2.2(a), (x) immediately
- --------  -------                                                 -
after any Additional Shares of Common Stock are deemed to have been issued pursuant to section 2.3 or 2.4 of this section 2, such Additional Shares of Common Stock shall be deemed to be outstanding, and (y) notwithstanding clause
                                                     -
(x) of this proviso, treasury shares shall not be deemed to be outstanding and
            -------
the disposition of any shares thereof by the Company shall be considered an issuance or sale of Common Stock for purposes of this section 2. For purposes of this section 2.2(a), shares of Common Stock "outstanding" at any time shall include (i) shares of Common Stock outstanding at such time, and (ii) shares of Common Stock issuable upon exercise of outstanding unexecised Options, or the conversion of outstanding unconverted Convertible Securities.

          (b)  Extraordinary Dividends and Distributions.  In case the Company
               -----------------------------------------
at any time or from time to time on or after January 11, 1994 shall declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of other or additional stock or other securities or property or Options by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement) on the Common Stock other than (i) a dividend payable in Additional Shares of Common Stock (in which case
      -
the provisions of section 2.3 or 2.4 shall apply) or (ii) a dividend payable in
                                                      --
cash or other property and declared out of the earned surplus of the Company as at the date of the original issuance of this Warrant as increased by any credits (other than credits resulting from a reevaluation of property) and decreased by any debits made thereto after such date, determined in accordance with

GAAP, then, and in each such case, subject to section 2.8, the Warrant Price in effect immedately prior to the close of business on the record date fixed for the determination of holders of any class of securities entitled to receive such dividend or distribution shall be reduced, effective as of the close of business on such record date, to a price (calculated to the nearest .01 of a cent) determined by multiplying such Warrant Price by a fraction:

               (x) the numerator of which shall be the Current Market Price in effect on such record date or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading, less the amount of such dividend or distribution (as determined in good faith by a resolution of the Board of Directors of the Company) applicable to one share of Common Stock, and

               (y)  the denominator of which shall be such Current Market Price.

          2.3. Treatment of Options and Convertible Securities.  In case the
               -----------------------------------------------
Company at any time or from time to time on or after January 11, 1994 shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of scurities entitled to receive, any Options or Convertible Securities, then, and in each such case, the maximum number of Additional Shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issuance, sale, grant or assumption (or, in case such a record date shall have been fixed, as of the close of business on such record date; or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading); provided,
                                                                      --------
however, that such Additional Shares of Common Stock shall not be deemed to have
- -------
been issued unless the consideration per share (determined pursuant to section 2.5) of such shares would be less than the greater of the Current Market Price and the Warrant Price in effect on the date of and immediately prior to such issuance, sale, grant or assumption (or immediately prior to the close of business on such record date or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), as the case may be; and provided, further, that in any such case in which Additional
                 --------  -------
Shares of Common Stock are deemed to be issued:

               (a) no further adjustment of the Warrant Price shall be made upon the subsequent issuance or sale of Convertible Securities or shares of Common Stock upon the exercise of such Options or the conversion or exchange of such Convertible Securities;

               (b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of Additional Shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Warrant Price computed upon the original issuance, sale, grant or assumption thereof (or upon the occurrence of the record date with respect thereto or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), and any subsequent adjustments based thereon, shall, upon any such increases or decreases becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;


               (c) upon the expiration (or purchase by the Company and cancellation or retirement) of any such Options which shall not have been exercised or the expiration of any rights of conversion or exchange under any such Convertible Securities which (or purchase by the Company and cancellation or retirement of any such Convertible Securities the rights of conversion or exchange under which) shall not have been exercised, the Warrant Price computed upon the original issuance, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

                    (i) in the case of such Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued or sold were the shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issuance, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issuance or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange,

                    (ii) in the case of such Options for Convertible Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise thereof were issued at the time of the issuance, sale, grant or assumption of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have then been issued was the consideration actually received by the Company for the issuance, sale, grant or assumption of all such Options, whether or not exercise, plus the consideration deemed to have been received by the Company (pursuant to section 2.5) upon the issuance or sale of the Convertible Securities with respect to which such Options were actually exercised, and

                    (iii) in the case of the purchase by the Company of any such
               Options issued pursuant to the Rights Agreement, for purposes of this section 2, there shall be deemed to have been issued for no consideration a number of Additional Shares of Common Stock equal to (x) the aggregate consideration paid by the Company to purchase such Options divided by (y) the lesser of the Current Market Price and the Warrant Price in effect on the date of such purchase.

          (d) no readjustment pursuant to clause (b) or (c) above shall have the effect of increasing the Warrant Price by an amount in excess of the amount of the adjustment thereof originally made in respect of the issuance, sale, grant or assumption of such Options or Convertible Securities; and


          (e) in the case of any such Options (other than rights issued pursuant to the Rights Agreement) which expire by their terms not more than 30 days after the date of issuance, sale, grant or assumption thereof, no adjustment of the Warrant Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in clause (c) above.

          2.4. Treatment of Stock Dividends, Stock Splits, etc.  In case the
               -----------------------------------------------
Company at any time or from time to time on or after January 11, 1994 shall declare or pay any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case, Additional Shares of Common Stock shall be deemed to have been issued (a) in the
                                                                       -
case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision,
                           -
at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

          2.5. Computation of Consideration.  For the purposes of this section,
               ----------------------------

          (a) The consideration for the issuance or sale of any Additional Shares of Common Stock shall, irrespective of the accounting treatment of such consideration:

               (i) insofar as it consists of cash, be computed at the net amount of cash received by the Company, without deducting any expenses paid or incurred by the Company or any commission or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issuance or sale,

               (ii) insofar as it consists of property (including securities) other than cash, be computed at the fair market value thereof at the time of such issuance or sale, as determined in good faith by the resolution of the Board of Directors of the Company, and

               (iii) in case Additional Shares of Common Stock are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (i) and
          (ii) above, allocable to such Additional Shares of Common Stock, all as determined in good faith by a resolution of the Board of Directors of the Company;

          (b) Additional Shares of Common Stock deemed to have been issued pursuant to section 2.3, relating to Options and Convertible Securities, shall be deemed to have been issued for a consideration per share determined by dividing:

               (i) the total amount, if any, received and receivable by the Company as consideration for the issuance, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities, or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing subdivision (a), by

               (ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities; and

          (c) Additional Shares of Common Stock deemed to have been issued pursuant to section 2.4, relating to stock dividends, stock splits, stock appreciation rights exchanged for stock or cash, etc. shall be deemed to have been issued for no consideration.

          2.6. Adjustments for Combinations, etc.  In case the outstanding
               ---------------------------------
shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Warrant Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

          2.7. Dilution in Case of Other Securities.  In case any Other
               ------------------------------------
Securities shall be issued or sold or shall become subject to issuance or sale upon the conversion or exchange of any stock (or Other Securities) of the Company (or any issuer of Other Securities or any other Person referred to in this section 2) or to subscription, purchase or other acquisition pursuant to any Options issued or granted by the Company (or by any such other issuer or Person) for consideration such as to dilute, on a basis consistent with the standards established in the other provisions of this section 2, the rights granted by any Warrant (it being understood that the right to purchase securities of any other entity pursuant to the Rights Agreement at a price less then the then current market value of such securities shall be deemed, at the time such right becomes exercisable for such securities, to be an issuance of Other Securities which shall be deemed to dilute the rights granted by the Warrants), then, and in each such case, the computations, adjustments and readjustments provided for in this section 2 with respect to the Warrant Price shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable upon the exercise of any Warrant, so as to protect the holder of the Warrant against the effect of such dilution.

          2.8. Minimum Adjustment of Warrant Price.  If the amount of any
               -----------------------------------
adjustment of the Warrant Price required pursuant to this section 2 would be less than one-tenth (1/10) of 1% of the Warrant Price in effect at the time such adjustment is otherwise so required to be made, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least one-tenth (1/10) of 1% of such Warrant Price.

          3.   Changes in Capital Stock.  (a)  In case at any time the Company
               ------------------------
shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets, liquidation or recapitalization of Common Stock or any combination thereof) in which previously outstanding shares of Common Stock shall be changed into or exchanged for different securities of the Company (other than by subdivision of its outstanding shares of the Common Stock by reason of which an adjustment is made under section 2.2(a)) or common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing (each such transaction being hereinafter referred to as the "Transaction", and the Company (in the case of a
                                -----------
recapitalization of the Common Stock or any combination thereof) or such other corporation or entity (in each other case) being hereinafter referred to as the "Acquiring Company"), and the voting common stock (or equivalent equity
 -----------------
interests) of the Acquiring Company being hereinafter referred to as the "Acquirer's Common Stock"), then, as a condition to the consummation of the
 -----------------------
Transaction, lawful and adequate provisions shall be made so that each holder of Warrants, upon the exercise thereof at any time on or after the consummation of the Transaction (but subject, in the case of an election pursuant to clause (ii) below, to the time limitation hereinafter provided for such election), shall be entitled to receive (at the aggregate Warrant Price in effect at the time of such consummation for all Common Stock or Other Securities issuable upon such exercise immediately prior to consummation of such Transaction), and such Warrants shall thereafter represent the right to receive, in lieu of the Common Stock or Other Securities issuable upon such exercise prior to such consummation, either of the following, as such holder shall elect within 60 days following the date on which such holder shall have received a written notice of the Transaction describing the material terms thereof and specifying the amounts and types of securities referred to in clauses (i) and (ii) below, by written notice to the Acquiring Company (and, in the absence of such notice, the provisions of clause (ii)(A) below shall be deemed to have been elected by such holder, and if the Transaction is a Change in Control Event, the provisions of clause (ii)(B) shall be deemed to have been elected by such holder):

               (i) the stock and other securities, cash and property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, subject to adjustments (subsequent to consummation of such Transaction) as nearly equivalent as possible to the adjustments provided for in section 2 and this section 3; or

               (ii) (A) the number of shares of Acquirer's Common Stock, subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for in section 2 and this section 3, determined by dividing (x) the product obtained by multiplying (1) the number of shares of Common Stock (or Other Securities) to which the holder of this Warrant would have been entitled had such holder exercised this Warrant immediately prior to such consummation, times (2) the greater of the Acquisition Price and the Warrant Price in effect on the date immediately preceding the date of such consummation, by (y) the current market price per share (determined in the same manner as provided in the definition of Current Market Price) of the Acquirer's Common Stock on the date immediately preceding the date of such consummation, but after giving effect to any change in the capital of the Acquiring Company in connection with the Transaction (other than any such change resulting fom a contribution by, merger with or other transaction with respect to the Company or any Subsidiary or Affiliate thereof); and (B) if the Transaction is a Change in Control Event, then, at the option of the holder, cash upon exercise of such Warrants within the 60-day notice period referred to in section 3(a), in an amount determined by multiplying (1) the number of shares of Common Stock (or Other Securities) to which the holder of this Warrant would have been entitled had such holder exercised this Warrant immediately prior to such consummation, times (2) the Change of Control Event Acquisition Price.

   (b) Notwithstanding anything contained herein to the contrary, the Company shall not effect any Transaction unless prior to the consummation thereof each corporation or entity (other than the Company) which may be required to deliver any securities, cash or other property upon the exercise of Warrants as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, each holder of Warrants, the obligation to deliver to such holder such securities, cash or other property as to which, in accordance with the foregoing provisions, such holder may be entitled, and such corporation or entity shall have similarly delivered to each holder of Warrants an opinion of counsel for such corporation or entity, satisfactory to the holders of 66-2/3% of shares issuable upon exercise of the Warrants then outstanding, which opinion shall state that all the outstanding Warrants, including, without limitation, the exercise provisions applicable thereto, shall thereafter continue in full force and effect and shall be enforceable against the Company and such corporation or entity in accordance with the terms hereof and thereof, together with such other matters as such holders may reasonably request.

          4.   Other Dilutive Events.  In case any event shall occur as to
               ---------------------
which the provisions of section 2 or section 3 are not strictly applicable but the failure to make any adjustment would not in the reasonable opinion of any holder of a Warrant or the Company fairly protect the purchase rights represented by any Warrant in accordance with the essential intent and principles of such sections, then, in each such case, upon the written request of such holder or on its own motion, the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Company), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and pinciples established in sections 2 and 3, necessary to preserve, without dilution, the purchase rights represented by such Warrant, which opinion shall be binding upon the Company and each holder of a Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to each holder of Warrants and shall make the adjustments described therein.

          5.   No Dilution or Impairment.  The Company will not, by amendment
               -------------------------
of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issuance or sale of securities or any other voluntary action, void or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in carrying out all of such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of each holder of a Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not permit the par value of
                                          -
any shares of stock receivable upon the exercise of any Warrant to exceed the amount payable therefor upon such exercise, (b) will take all such action as may
                                             -
be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock on the exercise of the Warrants from time to time outstanding, (c) will not take any action which
                                             -
results in any adjustment of the Warrant Price if the total number of shares of Common Stock (or Other Securities) issuable after such action, upon the exercise of all of the Warrants, would exceed the total number of shares of Common Stock (or Other Securities) then authorized by the certificate of incorporation and available for the purpose of issuance upon such exercise, (d) will not issue any
                                                           -
capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding up unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value in respect of paticipation in dividends and in the distribution of such assets, and (e) shall not institute any shareholder rights or similar plan that is in any respect more detrimental to the interests of the holders of the Warrants than the plan set forth in the Rights Agreement.

          6.   Accountant's Report as to Adjustments.  In each case of any
               -------------------------------------
adjustment or readjustment in the number of shares of Common Stock (or Other Securities) issuable upon the exercise or conversion of any Warrant, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms of the Warrants and prepare a report setting forth such adjustment or readjustment and showing in detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or to be received by the
                          -
Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued, (b) the number of shares of Common Stock outstanding or deemed
                   -
to be outstanding, and (c) the Warrant Price in effect immediately prior to such
                        -
issuance or sale and as adjusted and readjusted (if required by section 2) on account thereof. The Company will forthwith (and in any event not later than 20 days following the occurrence of the event requiring such adjustment) furnish a copy of each such report to each holder of a Warrant, and will, upon the written request at any time of any holder of a Warrant, furnish to such holder a like report setting forth he Warrant Price at the time in effect and showing how it was calculated. At the end of each fiscal year, and at any time that any holder of any Warrant shall exercise such Warrant, the Company will cause independent certified public accountants of recognized national standing (which may be the regular auditors of the Company) selected by the Company to verify any such computations referred to in the preceding sentence made by the Company during the preceding fiscal year or, in the case of any such report prepared at the time of exercise of such Warrant, any such computations made after the close of the prior fiscal period, and to prepare a report setting forth each such adjustment referred to in the preceding sentence and showing in detail the method of calculation thereof and the facts upon which any such adjustments are based, including a statement verifying the information provided by the Company with respect to each adjustment as set forth in clauses (a), (b) and (c) of the
                                                         -    -       -
first sentence of this section, and the Company will as soon as practicable and in any event within 60 days after the end of each fiscal year and promptly after notice by any holder of its intention to exercise a Warrant, and in any event within 30 days after the giving of such notice, cause to be delivered to each holder of a Warrant a copy of such report. The Company will also keep copies of all such reports at its principal office, and will cause the same to be available for inspection at such office during normal business hours by any holder of a Warrant or any prospective purchaser of a Warrant designated by the holder thereof. In addition, the Company will deliver to each holder of a Warrant, as soon as available and in any event within 60 days after the close of each fiscal quarter, a copy of any appraisal report prepared as contemplated by the definition of Market Price set forth in section 13.

          7.   Notices of Corporate Action.  In the event of:
               ---------------------------

               (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a regular periodic dividend payable in cash out of earned surpus in an amount not in excess of the amount of the cash dividend paid for the immediately preceding period of the same duration) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

               (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any consolidation or merger involving the Company and any other Person, any transfer of all or substantially all the assets of the Company to any other Person, or any sale or arrangement to sell a majority of the Common Stock to Persons which are not Affiliates of the Company, or

               (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company will deliver to each holder of Warrant a notice specifying (i) the
                                                                        -
date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and amount and character of such dividend, distribution or right, or (ii) the date or expected date on which any such
                           --
reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be furnished at least 20 days prior to the date therein specified.

          8.   Restrictions on Transfer.  8.1.  Restrictive Legends.  Except
               ------------------------         -------------------
as otherwise permitted by this section 8, each Warrant originally issued pursuant to the Purchase Agreement and each Warrant issued upon direct or indirect transfer or in substitution for any Warrant pursuant to section 12 shall be stamped or otherwise imprinted with a legend in substantially the following form:

               This Warrant and any shares acquired upon the exercise of this Warrant (i) have not been registered under the Securities Act of 1933, as amended, and may not be transferred in the absence of such registration or an exemption therefrom under such Act, except under circumstances where neither such registration nor such an exemption is required by law and (ii) are subject to the provisions of a Registration and Liquidity Rights Agreement, dated as of May 15, 1989, and as amended from time to time, between ICF Kaiser International Inc. (formerly American Capital and Research Corporation and ICF International, Inc.) and the several Purchasers named in Annex I thereto, and a copy of such Registration and Liquidity Rights Agreement is on file at the principal office of ICF Kaiser International, Inc.


          Except as otherwise permitted by this section 8, each certificate for Common Stock (or Other Securities) issued upon the exercise of any such Warrant and each certificate issued upon the direct or indirect transfer of any such Common Stock (or Other Securities), shall be stamped or otherwise imprinted with a legend in substantially the following form:

               The shares represented by this certificate (i) have not been registered under the Securities Act of 1933, as amended, and may not be transferred in the absence of such registration or an exemption therefrom under such Act, except under circumstances where neither such registration nor such an exemption is required by law and (ii) are subject to the provisions of a Registration and Liquidity Rights Agreement, dated as of May 15, 1989, and as amended from time to time, between ICF Kaiser International, Inc. (formerly American Capital and Research Corporation and ICF International, Inc.) and the several Purchasers named in Annex I thereto, and a copy of such Registration and Liquidity Rights Agreement is on file at the principal office of ICF Kaiser International, Inc.

          8.2. Registration of Common Stock.  If any shares of Common Stock
               ----------------------------
required to be reserved for purposes of exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law (other than the Securities Act and any state blue sky law) before such shares may be issued upon exercise, the Company will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be.

          8.3. Resale of Securities.  If any Purchaser should decide to
               --------------------
dispose of any Restricted Securities, other than pursuant to (a) the last sentence of this section 8.3, (b) an effective registration statement under the Securities Act or (c) Rule 144 (or any successor provision) under the Securities Act, such Purchaser shall designate counsel (who may be its in-house counsel or other counsel reasonably acceptable to the Company) in connection with such disposition and such Purchaser will be entitled to transfer such Restricted Securities free of the restrictions imposed by this section 8 upon the issuance to the Company of the opinion of such counsel, provided that such opinion is reasonably acceptable
                             --------
to the Company and to the effect that the proposed distribution would not be in violation of the Securities Act or any applicable state securities or blue sky law. Each certificate and/or Warrant, if any, issued upon or in connection with such transfer shall bear the applicable restrictive legend set forth in section
8.1 of this section 8, unless in the opinion of such counsel such legend is no longer required to ensure compliance with the Securities Act or applicable state securities or blue sky laws. Notwithstanding the foregoing, such Purchaser shall be permitted to transfer any Restricted Securities to one or more sophisticated institutional investors or to its nominee in accordance with such laws, provided that (i) each such investor or nominee represents in writing
           --------
that it is acquiring such Restricted Securities for investment and not with a view to the distribution thereof (subject, however, to any requirement of law that the disposition thereof shall at all times be within the control of such transferee) unless in the written opinion of counsel for such Purchaser designated as provided above, which opinion is delivered to and reasonably acceptable to the Company, such a representation is not required in order to ensure compliance with the Securities Act or applicable state blue sky laws and
(ii) each such investor or nominee agrees in writing to be bound by all the restrictions on transfer of such Restricted Securities contained in this section 8.

          8.4  Termination of Restrictions.  The restrictions imposed by this
               ---------------------------
section 8 upon the transferability of Restricted Securities, except those restrictions set forth in the first sentence of section 8.3, shall cease and terminate as to any particular Restricted Securities (a) when such securities
                                                      -
shall have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering such securities, or
(b) when, in the opinions of both counsel for the holder thereof (who may be its
 -
in-house counsel or other counsel reasonably acceptable to the Company) and counsel for the Company, such restrictions are no longer required in order to ensure compliance with the Securities Act. The Company agrees to request an opinion of its counsel as contemplated by clause (b) of the preceding sentence
                                                  -
upon receipt of such an opinion of counsel for the holder of a Restricted Security setting forth or accompanied by the certificate of a duly authorized officer of such holder setting forth facts sufficient to allow counsel for the Company to render its opinion; and if the Company shall fail to deliver an opinion of its counsel on this issue (whether favorable or unfavorable) within five Business Days after delivery to the Company of such an opinion of counsel for the holder of a Restricted Security, it shall not be necessary that any opinion of the Company's counsel be delivered in order for the requirements of said clause (b) to be satisfied. Whenever such restrictions shall terminate as
             -
to any Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense (other than transfer taxes, if any), new securities of like tenor not bearing the restrictive legend set foth in section 8.1.

          8.5. Expenses; Benefits to Certain Transferees.  The Company will
               -----------------------------------------
pay the reasonable fees, expenses and disbursements of counsel to the Purchaser (if the Purchaser designates counsel who is not one of its officers or employees) in connection with all opinions rendered to the Company pursuant to this section 8. The Company agrees to afford the benefits of sections 8.3 and
8.4 to any institutional investor to whom any Restricted Security has been transferred pursuant to the last sentence of section 8.3.

          8.6. Alien Persons.  (a)  No holder of a Warrant or any shares of
               -------------
Common Stock may transfer any such securities to any Person whom it reasonably believes to be an Alien Person (except that any holder which is an Alien Person may transfer to its Affilate which is an Alien Person) unless (i) it shall have provided at least 30 days prior written notice to the Company (which notice shall provide sufficient identifying information regarding the Alien Person to permit the Company to complete and file a notice of proposed transfer and a DD Form 441s (or such other form required to be filed with respect to transfers to Alien Persons) with respect to such transfer); and (ii) the Company shall not have notified the holder that it has been notified by the cognizant security officer that such transfer would adversely affect the then current United States Government security clearances of the Company and any of its Subsidiaries, provided however, that if the cognizant security officer should notify the
- -------- -------
Company that the transfer may take place without adversely affecting the then current security clearances of the Company or any of its Subsidiaries if adequate steps are taken to negate or reduce foreign ownership, control or influence, the transfer may take place if the transferee implements such steps with the Company and its Subsidiaries.

          (b) The Holder of a Warrant or any shares of Common Stock may rely on a certificate from a proposed transferee as to whether it is an Alien Person (and other identifying data) in forming its reasonable belief for purposes of clause (a) above.

          (c) If the cognizant security officer should require that steps be taken to negate or reduce foreign ownership, control or influence of the Company and its Subsidiaries in order to prevent an adverse effect on their respective then current security clearances, then the Company, its Subsidiaries and any Alien Person who holds such securities shall promptly implement those steps.

          For purposes of this section, "Alien Person" shall mean any Person not
                                         ------------
a citizen or national of or organized or existing under the laws of, the United States or any state or territory thereof, any representative of any such Person, any foreign government or agency and any Person organized or existing under the laws of the United States or any state or territory thereof which is under foreign ownership, control or influence within the meaning of the Department of Defense Industrial Security Regulations.

          9.   Availability of Information.  (a)  The Company will comply with
               ---------------------------
all other public information reporting requirements of the Commission (including Rule 144 promulgated by the Commission under the Securities Act) from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of any Restricted Securities. The Company shall furnish to any holder of Restricted Securities all financial information that is furnished to a holder of Notes pursuant to Section 7 of the Purchase Agreement (whether or not any such Notes are outstanding) in the same manner as such information is required to be delivered to such holder of Notes pursuant to
Section 7 of the Purchase Agreement. The Company will also cooperate with each holder of any Restricted Securities in supplying such information as maybe necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availabilty of an exemption from the Securities Act for the sale of any Restricted Securities. The Company will furnish to each holder of any Warrants, promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its stockholders in their capacity as stockholders, and copies of all regular and periodic reports and all registration statements and prospectuses filed by the Company with any securities exchange or with the Commission.

          (b)  The holder of this Warrant, by acceptance hereof, agrees to hold in confidence and to use only for purposes of assessing the investment evidenced by this Warrant and the position of the Company and in enforcing the rights of the holder of this Warrant, all unpublished information furnished pursuant to this Warrant and relating to the Company or any Subsidiary which has been conspicuously designated in writing as "confidential" at the time the same was furnished; provided, however, that such holer may disclose any such
               --------  -------
information in respect of the Company or any Subsidiary, irrespective of whether or not such information shall have been designated as "confidential," (i) to Affiliates of such holder and to actual or prospective purchasers of the Securities in private transactions, (ii) to prospective assignees, (iii) if required pursuant to or in connection with any action, suit, proceeding (whether or not having the force of law) by, or any statute, rule or regulation of, any governmental body, (iv) pursuant to any order of any court, arbitrator or governmental body or as otherwise required by law, (v) to such holder's auditors, to the extent required in the course of their audit, or to the National Association of Insurance Commissioners, or (vi) to the extent necessary in the enforcement of such holder's rights under this Warrant and the Collateral Agreement; and the Company, for itself and on behalf of its Subsidiaries, expressly consents to the disclosure of any such information to any of such Persons (and under any such circumstances)
contemplated in this Section; provided, further, however, that any Person to
                              --------  -------  -------
whom any such information shall be disclosed pursuant to clause (i) or (ii) of the foregoing proviso shall agree with such holder to likewise be bound by and subject to the provisions of this Section. Nothing contained in this Section shall be construed to require the Company or any Subsidiary to disclose any information which they are specifically prohibited from disclosing pursuant to the Department of Defense Industrial Security Manual or other federal laws or regulations relating to national security or pursuant to the terms of any contract containing customary provisions prohibiting, on a reasonable basis, the disclosure of such information.

         10.   Reservation of Stock, etc.  The Company will at all times
               -------------------------
reserve and keep available, solely for issuance and delivery upon the exercise of the Warrants, the number of shares of Common stock (or Other Securities) from time to time issuable upon the exercise of all Warrants at the time outstanding. All such securities shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof.

          11.  Inclusion in NASDAQ or Listing on Securities Exchange.  The
               -----------------------------------------------------
Company will, at its expense, use its best efforts to (a) maintain the approval for inclusion in NASDAQ, or (b) at its option, obtain the approval for listing on a national securities exchange upon official notice of issuance, of all shares of Common Stock issuable upon exercise of the Warrants and to maintain the listing or inclusion of such shares after their issuance; and the Company will use its best efforts to so list on such national securities exchange or include in NASDAQ, as the case may be, and to maintain such listing or inclusion of, any Other Securities that at any time are issuable upon exercise of the Warrants after any such Other Securities have been registered under the Exchange Act.

          12.  Ownership, Transfer and Substitution of Warrants.
               ------------------------------------------------

          12.1.  Ownership of Warrants.  The Company may treat the Person in
                 ---------------------
whose name any Warrant is registered on the register kept at the principal office of the Company as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary. Subject to section 8, a Warrant, if properly assigned, may be exercised by a new holder without first having a new Warrant issued. No Warrant may be assigned in blank.

          12.2.  Transfer and Exchange of Warrants.  Upon the surrender of any
                 ---------------------------------
Warrant, properly endorsed, for registration of transfer or for exchange at the principal office of the Company, the Company at its expense will (subject to compliance with section 8, if applicable) execute and deliver to or upon the order of the holder thereof a new Warrant or Warrants of like tenor, exercisable for not less than 20,000 shares of Common Stock

(except one Warrant may be exercisable for less than 20,000 shares if the number of shares of Common Stock subject to the surrendered Warrant is not evenly divisible by 20,000) in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

          12.3.  Replacement of Warrants.  Upon receipt of evidence reasonably
                 -----------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant (which, in the case of the Purchaser or any institutional holder of a Warrant, may be a written statement as to such loss, theft, destruction or mutilation) and, in the case of such loss, theft or destruction of any Warrant, upon delivery of indemnity reasonably satisfactory to the Company in form and amount (which in the case of any Warrant held by a Purchaser or any institutional investor may be the written indemnity of such Purchaser or institutional investor), or, in the case of any such mutilation, upon surrender of such Warrant for cancellation at the principal office of the Company, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

          12.4.  Registration and Liquidity Rights Agreement.  The holder of
                 -------------------------------------------
this Warrant and any holder of shares of Common Stock (or Other Securities) issued upon exercise of this Warrant (so long as such securities are "Restricted Securities" as such term is defined in the registration and Liquidity Rights Agreement referred to below), shall have the rights of the Purchasers under the Registration and Liquidity Rights Agreement, dated as of May 15, 1989, and as amended from time to time, among the Company and the Purchasers. This Warrant and such shares are subject, however, to the rights of the Company to call the Warrants for consideration as provided in the Registration and Liquidity Rights Agreement.

          13.  Definitions.  As used herein, unless the context otherwise
               -----------
requires, the following terms have the following respective meanings:


          "Acquirer's Common Stock" shall have the meaning specified in section
           -----------------------
3(a)(ii)(A).

          "Acquiring Company" shall have the meaning specified in section 3.
           -----------------

          "Acquisition Price" shall mean the consideration per share to be paid
           -----------------
for or received by the holders of the previously outstanding shares of Common Stock in accordance with the terms of the Transaction, determined (a) in the
                                                                   -
case where the holders of the previously outstanding Common Stock of the Company received solely shares of the Acquirer's Common Stock in the Transaction, (i)
                                                                           -
the Market Price in respect for such class of stock on the
date immediately preceding the date on which any Transaction is consummated, or
(ii) if a purchase, tender or exchange offer is made by the Acquiring Company
 --
(or by any of its affiliates) to the holders of the Common Stock and such offer is accepted by the holders of shares constituting more than 50% of the outstanding shares of Common Stock, the greater of (x) the price determined in
                                                    -
accordance with the provisions of the foregoing clause (i) of this sentence and
(y) the Market Price in respect of such class of stock on the date immediately
 -
preceding the acceptance of such offer by the holders of shares constituting more than 50% of the outstanding shares of Common Stock and (b) in any other
                                                             -
case, by dividing the aggregate fair market value, as of the date of consummation of such Transaction, of the aggregte consideration to be received by the holders of such previously outstanding shares of Common Stock by the number of shares of such previously outstanding shares of Common Stock.

          "Additional Shares of Common Stock" shall mean all shares (including
           ---------------------------------
treasury shares) of Common Stock issued or sold (or, pursuant to section 2.3 or 2.4, deemed to be issued) by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than shares of Common Stock issued upon the exercise of the Company's Warrants initially exercisable for 1,801,681 shares of Common Stock of the Company, issued pursuant to the Purchase Agreement.

          "Affiliate" shall have the meaning specified in the Purchase
           ---------
Agreement.

          A "Beneficial Owner" of securities shall be determined as set forth in
             ----------------
Rule 13d-3 under the Exchange Act; provided, however, that a Person shall also
                                   --------  -------
be deemed to be the Beneficial Owner of any securities (a) of which such Person or any of its Affiliates is, directly or indirectly, the Beneficial Owner, or
(b) of which such Person or any of its Affiliates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of Options or Convertible Securities, or otherwise, or (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the Beneficial Owner of any voting securities solely by reason of a revocable proxy granted for a particular meeting of shareholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such Person, nor any such Affiliate is otherwise deemed the Beneficial Owner) or (c) of which any other Person is, directly or indirectly, the Beneficial Owner as to which such first mentioned Person or any of its Affiliates acts with such other Person as a partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares as a partnership, syndicate or other group pursuant to any agreement, arrangement or uderstanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Company; and provided further, however, that (i) no director or officer of the Company nor
- -------- -------  -------
any Affiliate of any such director or officer shall, slely by reason of any or all of such directors or officers acting in their capacities as such, be deemed for any purposes hereof to be the Beneficial Owner of any voting security of which any other such director or officer (or any Affiliate thereof) is the Beneficial Owner, (ii) no trustee of an employee stock ownership or similar plan of the Company or any Subsidiary ("Employee Plan Trustee") or any Affiliate of
                                   ---------------------
any such Employee Plan Trustee shall, solely by reason of being an Employee Plan Trustee or Affiliate thereof, be deemed for any purpose hereof to be the Beneficial Owner of any voting security held by or under any such plan, and
(iii) no securities which continue to be owned by a director or office of the Company shall be aggregated with securities owned by any other Person solely as a result of such Persons collectively having taken actions or formed an intent as a result of which they may be deemed all or part of a "group" within the meaning of Section 13(d)(3) of the Exchange Act.

          "Business Day" shall mean any day other than a Saturday, Sunday or any
           ------------
other day on which commercial banks are authorized or required by law to be closed in New York, New York.

          "Change in Control Event" shall mean the occurrence of any of the
           -----------------------
following: (a) any Person (other than (i) the Company, any Subsidiary of the Company, or the Senior Preferred Holder or any Affiliate thereof, (ii) any pension, profit sharing, employee stock ownership or other employee benefit plan of the Company or any Subsidiary thereof or any trustee or fiduciary with respect to any such Plan when acting in such capacity, or (iii) any Person who is, as of January 11, 1994, the Beneficial Owner of 40% or more of the total voting power of the capital stock of the Company) is or becomes after January 11, 1994 the Beneficial Owner of 40% or more of the total voting power of the Company; (b) during any two consecutive years, (i) individuals who at the beginnng of such period constitute the Board of Directors of the Company, and
(ii) new directors whose election or appointment by the Board of Directors or nomination or recommendation for election by the Company's shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, and (iii) new directors elected with the affirmative vote of the Senior Preferred Holder or its Affiliates, cease for any reason (other than a shareholder proposal or proxy solicitation initiated by or participated in or in favor of which the Senior Preferred Holder or any one or more of its Affiliates exercises its voing power in the capital stock of the Company) to constitute a majority thereof; or (c) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which, either individually or when aggregated with all other such transactions consummated within the preceding nine months, would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 55% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          "Change of Control Event Acquisition Price" shall mean the highest of
           -----------------------------------------
the consideration per share to be paid for or received by the holders of the previously outstanding shares of Common Stock or Other Securities (subject to adjustment), respectively, in accordance with the terms of the Transaction, determined by dividing the aggregate fair market value, as of the date of consummation of such Transaction, of the aggregate consideration to be received by the holders of such previously outstanding shares of Common Stock or Other Securities, as the case may be, by the number of shares of such previously outstanding shares of Common Stock or Other Securities, the value thereof reasonably determined in good faith by the Board of Directors of the Company, or, if the Board of Directors shall not make such determination, then and in such case the aggregate fair market value shall be determined by a firm of independent certified public accountants of recognized national standing (which may not be the regular auditors of the Company but shall jointly be selected by the Company, on the one hand, and the holders of the Warrants, on the other hand, provided that Warrants for at least 500,000 shares of Common Stock are at
      --------
the time outstanding) appointed by the Company, which determination shall be binding upon the Company and each holder of a Warrant.

          "Commission" shall mean the Securities and Exchange Commission or any
           ----------
other Federal agency at the time administering the Securities Act.

          "Common Stock" shall have the meaning specified in the first paragraph
           ------------
of this Warrant, such term to include any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock.

          "Company" shall have the meaning specified in the opening paragraphs
           -------
of this Warrant, including any corporation which shall succeed to or assume the obligations of the Company hereunder in compliance with section 3.

          "Consummation Date" shall have the meaning specified in section 3.
           -----------------

          "Convertible Securities" shall mean any evidences of indebtedness,
           ----------------------
shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

          "Current Market Price" per share of Common Stock shall mean, on any
           --------------------
date specified herein for the determination thereof, (a) the average daily
                                                      -
Market Price of such class of stock for those days during the period of 20 days, ending on such date, on which the national securities exchanges were open for trading, and (b) if the Common Stock is not then listed or admitted to trading
              -
on any national securities exchange or quoted in the over-the-counter market, the Market Price of such class of stock on such date.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, or any
           ------------
similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Exercise Notice" shall have the meaning specified in section 1.1.
           ---------------

          "Market Price" shall mean, per share of Common Stock on any date
           ------------
specified herein, (a) the last sale price of the Common Stock on such date or,
                   -
if no such sale takes place on such date, the average of the closing bid and asked prices on such date, in each case as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading, or (b) if the Common Stock is not then listed or admitted
                         -
to trading on any national securities exchange, but is designated as a national market system security by the NASD, the last trading price of the Common Stock on such date, or (c) if there shall have been no trading on such date or if the
                  -
Common Stock is not so designated, the average of the reported closing bid and asked prices of the Common Stock on such date as shown by NASDAQ and reported by any member firm of the New York Stock Exchange selected by the Company, or (d)
                                                                            -
if neither (a), (b) nor (c) is applicable in respect of such class of common stock, a price per share in respect of such class of common stock equal to the price per share of the other class of common stock determined as provided in the foregoing clause (a), or if not applicable, clause (b), or, if not applicable, clause (c), or (e) if neither (a), (b), (c) nor (d) is applicable, a market price per share determined at the Company's expense by an appraiser chosen by the Company, provided, however, that if at any time after November 15, 1989 the
             --------  -------
holder or holders of Warrants exercisable for 66-2/3% of the aggregate number of shares of Common Stock at the time subject to Warrants so elect, the market price determined pursuant to this clause (e) shall be a price per share determined at the Company's expense by an appraiser selected by mutual agreement of the Company and such holder or holders.

          "NASD" shall mean the National Association of Securities Dealers, Inc.
           ----

          "NASDAQ" shall mean the National Market System of the National
           ------
Association of Securities Dealers, Inc. Automated Quotations System.

          "Note" and "Notes" shall have the respective meanings specified in the
           ----       -----
opening paragraphs of this Warrant.

          "Options" shall mean options, warrants or rights (including, without
           -------
limitation, rights issued pursuant to the Rights Agreement, provided that rights
                                                            --------
issued under the Rights Agreement shall be deemed to be Options to purchase Common Stock and each other security for which such rights are at any time exercisable, which Options shall be deemed for purposes of section 2 to be issued, with respect to each of the Common Stock and each such other security, on the date that such rights first become exercisable or Common Stock or such other security, as the case may be, and provided further that if such rights are
                                        ----------------
redeemed, any adjustment to the Warrant Price made as a result of the issuance of such rights shall be recomputed, in accordance with the principles set forth in section 2.3(c), as if the only shares of Common Stock or other securities issued or sold upon exercise of such rights were the shares of Common Stock or other securities actually so issued or sold, provided that section 2.3(c)(iii)
                                             --------
shall be given effect, if applicable) to subscribe for, purchase or otherwise acquire capital stock of the Company or Convertible Securities.

          "Other Securities" shall mean any stock (other than Common Stock) and
           ----------------
other securities of the Company or any other Person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to section 3 or otherwise.

          "Person" shall mean a corporation, an association, a partnership, an
           ------
organization, or business, an individual, a government or political subdivision thereof or a governmental agency.

          "Purchase Agreement" shall have the meaning specified in the opening
           ------------------
paragraphs of this Warrant.

          "Purchaser" and "Purchasers" shall have the respective meanings
           ---------       ----------
specified in the opening paragraphs of this Warrant.

          "Restricted Securities" shall mean (a) any Warrants bearing the
           ---------------------              -
applicable legend set forth in section 8.1, (b) any shares of Common Stock (or
                                             -
Other Securities) issued upon the exercise of Warrants which are evidenced by a certificate or certificates bearig the applicable legend set forth in such section, (c) any shares of Common Stock (or Other Securities)
issued subsequent to the exercise of any of the Warrants as a dividend or other distribution with respect to, or resulting from a subdivision of the outstanding shares of Common Stock (or Other Securities) into a greater number of shares by reclassification, stock splits or otherwise, or in exchange for or in replacement of Common Stock (or Other Securities) issued upon such exercise, which are evidenced by a certificate or certificates bearing the applicable legend set forth in such section, and (d) unless the context otherwise requires,
                                       -
any shares of Common Stock (or Other Securities) issuable upon the exercise of Warrants, which, when so issue, will be evidenced by a certificate or certificates bearing the applicable legend set forth in such section.

          "Rights Agreement" shall mean the Rights Agreement between the Company
           ----------------
and the Rights Agent designated therein approved by the Board of Directors of the Company on January 13, 1992, as amended from time to time, provided that,
                                                               --------
without limitation of the rights of the holders of the Warrants, any holder of a Warrant may exercise the rights set forth in section 4 in respect of any amendment of the Rights Agreement that affects the rights of the holders of the Warrants.

          "Securities Act" shall mean the Securities Act of 1933, or any similar
           --------------
Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Senior Preferred Holder" means IFINT-USA Inc., a Delaware
           -----------------------
corporation, or any Affiliate thereof.

          "Subsidiary" shall have the meaning specified in the Purchase
           ----------
Agreement.

          "Transaction" shall have the meaning specified in section 3.
           -----------

          "Warrant Price" shall have the meaning specified in section 2.
           -------------

          "Warrants" shall have the meaning specified in the opening paragraphs
           --------
of this Warrant.


          14.  Remedies.  The Company stipulates that the remedies at law of the
               --------
holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that, to the extent permitted by applicable law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

          15.  No Rights or Liabilities as Stockholder.  Nothing contained in
               ---------------------------------------
this Warrant shall be construed as conferring upon the holder hereof at any time prior to the exercise hereof any rights as a stockholder of the Company or as imposing any obligation on such holder to purchase any securities or as imposing any liabilities on such holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

          16.  Notices.  All notices and other communications provided for
               -------
herein shall be mailed by first class mail, postage prepaid, or delivered by telecopier, if confirmed in writing within the next three days, or overnight courier, addressed (a) if to any holder of any Warrant, at the registered
                    -
address of such holder as set forth in the register kept at the principal office of the Company, or (b) if to the Company, at its principal office, 9300 Lee
                    -
Highway, Fairfax, Virginia 22031, to the attention of the Chief Financial Officer, or at the address of such other principal office of the Company as the Company shall have furnished to each holder of any Warrants in writing; provided, however, that the exercise of any Warrant shall be effective in the
- --------  -------
manner provided in section 1.

          17.  Miscellaneous.  This Warrant and any term hereof may be changed,
               -------------
waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. Any provision of this Warrant which shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Company waives any provision of law which shall render any provision hereof prohibited or unenforceable in any respect. This Warrant shall be governed by the laws of the State of New York. The headings of this Warrant are inserted for convenience only and shall not be deemed to constitute a part hereof.



                                  ICF KAISER INTERNATIONAL, INC.




                                   By  /s/ Michael J. Rowny
                                     -------------------------------------
                                     Name:   Michael J. Rowny
                                     Title:  Executive Vice President
                                             and Chief Financial Officer

                             FORM OF SUBSCRIPTION
                             --------------------



                [To be executed only upon exercise of Warrant]



To:     ICF KAISER INTERNATIONAL, INC.


                The undersigned registered holder of the attached Warrant hereby irrevocably exercises such Warrant for, and purchases thereunder, ___________* shares of Common Stock of ICF Kaiser International, Inc. and herewith makes payment of $___________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to __________________________ __________________________, whose address is:




Dated:
                                         ---------------------------------------
                                         (Signature must conform in all respects
                                         to name of holder as specified on the
                                         face of Warrant)




                                         ---------------------------------------
                                                    (Street Address)




                                         ---------------------------------------
                                          (City)        (State)     (Zip Code)




- -------------------------------------
* Insert here the number of shares called for on the face of this Warrant (or in the case of a partial exercise, the portion thereof as to which this Warrant is being exercised), in either case without making any adjustment for additional Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of the Warrant, to the holder surrendering the Warrant. The holder of this Warrant shall in any event be entitled to receive such number of shares of Common Stock as shall be determined as adjusted pursuant to the provisions of this Warrant.

                              FORM OF ASSIGNMENT
                              ------------------


                [To be executed only upon transfer of Warrant]



                For value received, the undersigned registered holder of the attached Warrant hereby sells, assigns and transfers unto ________________________________ the right represented by such Warrant to purchase _______ shares of Common Stock of ICF KAISER INTERNATIONAL, INC. to which such Warrant relates, and appoints _________________ Attorney to make such transfer on the books of ICF KAISER INTERNATIONAL, INC. maintained for such purpose, with full power of substitution in the premises.




                                  ----------------------------------------------
                                  (Signature must conform in all respects to name of holder as specified on the face of Warrant)





                                  ----------------------------------------------
                                                 (Street Address)





                                  ----------------------------------------------
                                  (City)             (State)          (Zip Code)



Signed in the presence of:




- -------------------------------------------------